Exhibit 99.2

 Pinnacle and Synovus to Combine:  Building The Southeast Growth Champion  July 24, 2025

 Forward‐Looking Statements  2  Forward‐Looking Statements  This communication contains statements that constitute “forward‐looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward‐looking statements. These forward‐looking statements include, but are not limited to, statements about the benefits of the proposed transaction between Synovus Financial Corp. (“Synovus”) and Pinnacle Financial Partners, Inc. (“Pinnacle”), including future financial and operating results (including the anticipated impact of the proposed transaction on Synovus’ and Pinnacle’s respective earnings and tangible book value), statements related to the expected timing of the completion of the proposed transaction, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. You can identify these forward‐looking statements through the use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’, Pinnacle’s or combined company’s future businesses and financial performance and/or the performance of the banking industry and economy in general.  Prospective investors are cautioned that any such forward‐looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus, Pinnacle or the combined company to be materially different from the future results, performance or achievements expressed or implied by such forward‐looking statements. Forward‐looking statements are based on the information known to, and current beliefs and expectations of, Synovus or Pinnacle and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward‐looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward‐looking statements in this communication. Many of these factors are beyond Synovus’, Pinnacle’s or the combined company’s ability to control or predict. These factors include, among others, (1) the risk that the cost savings and synergies from the proposed transaction may not be fully realized or may take longer than anticipated to be realized, (2) disruption to Synovus’ business and to Pinnacle’s business as a result of the announcement and pendency of the proposed transaction, (3) the risk that the integration of Pinnacle’s and Synovus’ respective businesses and operations will be materially delayed or will be more costly or difficult than expected, including as a result of unexpected factors or events, (4) the failure to obtain the necessary approvals by the shareholders of Synovus or Pinnacle, (5) the amount of the costs, fees, expenses and charges related to the transaction, (6) the ability by each of Synovus and Pinnacle to obtain required governmental approvals of the proposed transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company after the closing of the proposed transaction or adversely affect the expected benefits of the proposed transaction, (7) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the proposed, (8) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the proposed transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (9) the dilution caused by the issuance of shares of the combined company’s common stock in the transaction, (10) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (11) risks related to management and oversight of the expanded business and operations of the combined company following the closing of the proposed transaction, (12) the possibility the combined company is subject to additional regulatory requirements as a result of the proposed transaction or expansion of the combined company’s business operations following the proposed transaction, (13) the outcome of any legal or regulatory proceedings or governmental inquiries or investigations that may be currently pending or later instituted against Synovus, Pinnacle or the combined company and (14) general competitive, economic, political and market conditions and other factors that may affect future results of Synovus and Pinnacle including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; and capital management activities. Additional factors which could affect future results of Synovus and Pinnacle can be found in Synovus’ or Pinnacle’s filings with the Securities and Exchange Commission (the “SEC”), including in Synovus’ Annual Report on Form 10‐K for the year ended December 31, 2024, under the captions “Forward‐Looking Statements” and “Risk Factors,” and Synovus’ Quarterly Reports on Form 10‐Q and Current Reports on Form 8‐K, and Pinnacle’s Annual Report on Form 10‐K for the year ended December 31, 2024, under the captions “Forward‐Looking Statements” and “Risk Factors,” and in Pinnacle’s Quarterly Reports on Form 10‐Q and Current Reports on Form 8‐K. Undue reliance should not be placed on any forward‐looking statements, which are based on current expectations and speak only as of the date that they are made. Synovus and Pinnacle do not assume any obligation to update any forward‐looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

 Important Information About the Merger  2  Important Information About the Merger and Where to Find It  Steel Newco Inc. (“Newco”) intends to file a registration statement on Form S‐4 with the SEC to register the shares of Newco common stock that will be issued to Pinnacle shareholders and Synovus shareholders in connection with the proposed transaction. The registration statement will include a joint proxy statement of Synovus and Pinnacle that also constitutes a prospectus of Newco. The definitive joint proxy statement/prospectus will be sent to the shareholders of each of Synovus and Pinnacle in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors  and security holders may obtain free copies of these documents and other documents filed with the SEC by Synovus, Pinnacle or Newco through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Synovus or Pinnacle at:  Synovus Financial Corp. 33 West 14th Street Columbus, GA 31901  Attention: Investor Relations InvestorRelations@synovus.com (706) 641‐6500  Pinnacle Financial Partners, Inc. 21 Platform Way South Nashville, TN 37203  Attention: Investor Relations investorrelations@pnfp.com (615) 743‐8219  Before making any voting or investment decision, investors and security holders of Synovus and Pinnacle are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.

 Additional Statements  2  Participants in Solicitation  Synovus and Pinnacle and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Synovus’ shareholders and Pinnacle’s shareholders in respect of the proposed transaction under the rules of the SEC. Information regarding Synovus’ directors and executive officers is available in Synovus’ proxy statement for its 2025 annual meeting of shareholders, filed with the SEC on March 12, 2025 (and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000018349/000001834925000057/syn‐20250312.htm) (the “Synovus 2025 Proxy”), under the headings “Corporate Governance and Board Matters,” “Director Compensation,” “Proposal 1 Election of Directors,” “Executive Officers,” “Stock Ownership of Directors and Named Executive Officers,” “Executive Compensation,” “Compensation and Human Capital Committee Report,” “Summary Compensation Table,” and “Certain Relationships and Related Transactions,” and in Synovus’ Annual Report on Form 10‐K for the year ended December 31, 2024, filed with the SEC on February 21, 2025 (and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000018349/000001834925000049/syn‐ 20241231.htm), and in other documents subsequently filed by Synovus with the SEC, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Synovus’ securities by Synovus’ directors or executive officers from the amounts described in the Synovus 2025 Proxy have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Synovus 2025 Proxy and are available at the SEC’s website at www.sec.gov. Information regarding Pinnacle’s directors and executive officers is available in Pinnacle’s proxy statement for its 2025 annual meeting of shareholders, filed with the SEC on March 3, 2025 (and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1115055/000111505525000063/pnfp‐20250303.htm) (the “Pinnacle 2025 Proxy”), under the headings “Environmental, Social and Corporate Governance,” “Proposal 1 Election of Directors,” “Information About Our Executive Officers,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Transactions,” and in Pinnacle’s Annual Report on Form 10‐K for the year ended December 31, 2024, filed with the SEC on February 25, 2025 (and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1115055/000111505525000042/pnfp‐20241231.htm), and in other documents subsequently filed by Pinnacle with the SEC, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Pinnacle’s securities by Pinnacle’s directors or executive officers from the amounts described in the Pinnacle 2025 Proxy have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Pinnacle 2025 Proxy and are available at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC.  No Offer or Solicitation  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

 Terry Turner  President and Chief Executive Officer  K  C  a  evin Blair  hairman, Chief Executive Officer nd President  J  C  amie Gregory  hief Financial Officer  Harold Carpenter  Chief Financial Officer  Today’s Speakers  2

 The Combination Is Financially Compelling …  Significant Scale  ility  Top‐Quartile Profitab (2027E)  Compelling Financial Metrics  1.38%  ROAA  18%  ROATCE  $116bn  Total Assets  $95bn  Total Deposits  2.6 years  TBVPS Earnback  $81bn  Total Loans  47%  Efficiency Ratio  21%  2027E EPS  Accretion  Refer to the End Notes for sources and footnoted information.  6  9.8%  CET1 Ratio at Close

 … And Positioned to Deliver for Clients and Investors …  High‐Growth Market Focus  Winning Culture  Exceptional Client Service  Track Record of Profitable Growth  Efficient Operating Model  Driver  Pro Forma  5.1%  4.3%  4.6%  (#1 among peers)  4.0 / #2  4.2 / #1  Employer of choice in our markets  #3  #6  $212 million  $195 million  13.1%  11.4%  Top‐quartile revenue and net income growth, with strong risk discipline  Trusted partner to our clients  $202 million  (#1 among peers)  55%  52%  47%  (#1 among peers)  12.8%  7.2%  Metric  Last 10 Years Adj. EPS Growth  Last 10 Years Adj. Revenue Growth  Household Growth  Employee Satisfaction (Glassdoor)  J.D. Power Top 50 Banks: Overall Satisfaction  Avg. Deposits per Branch  Efficiency Ratio (2027E)  Refer to the End Notes for sources and footnoted information.  6

 8  … Building on Our Peer‐Leading Positioning  Superior Branch Efficiency  Average Deposits per Branch ($mm)  Best Markets  Projected Household Growth  Unmatched Customer Satisfaction  2025 J.D. Power Net Promoter Score  4.1  3.8  3.7  Most Engaged Team  Glassdoor Average Employee Satisfaction  3.6 3.6 3.6 3.6  3.5  3.3  3.2  Pro Forma Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9  4.6%  4.6%  3.8%  2.7%  2.1%  1.8%  1.7%  1.4%  1.4%  1.0%  Pro Forma  Peer 1  Peer 2  Peer 3  Peer 4  Peer 5  Peer 6  Peer 7  Peer 8  Peer 9  53  47  42  40  37  36  34  34  32  31  Pro Forma Peer 1  Peer 2  Peer 3  Peer 4  Peer 5  Peer 6  Peer 7  Peer 8  Peer 9  $202  $167  $148  $142  $141  $135  $131  $130  $104  $100  Pro Forma  Peer 1  Peer 2  Peer 3  Peer 4  Peer 5  Peer 6  Peer 7  Peer 8  Peer 9  Refer to the End Notes for sources and footnoted information.

 Structure  0.5237x fixed exchange ratio; 100% stock transaction  Pinnacle Financial Partners common stock will trade on the NYSE under the ticker symbol PNFP  Pricing  Implied transaction value of $61.18 per Synovus share (10% premium to unaffected Synovus stock price)  Pro Forma Ownership  Approximately 51.5% Pinnacle shareholders and 48.5% Synovus shareholders  Leadership  Terry Turner, Chairman (Current Pinnacle President and Chief Executive Officer)  Kevin Blair, President and Chief Executive Officer (Current Synovus Chairman, Chief Executive Officer and President)  Rob McCabe, Vice Chairman and Chief Banking Officer (Current Pinnacle Chairman)  Jamie Gregory, Chief Financial Officer (Current Synovus Chief Financial Officer)  Board of Directors  15 directors; 8 Pinnacle and 7 Synovus  Brand  Pinnacle Financial Partners and Pinnacle Bank  Headquarters  Corporate: Atlanta, GA  Bank: Nashville, TN  Community Commitments  Significant employment commitments to Nashville, Atlanta and Columbus; continuing strong community development and charitable support across the footprint  Approvals and Timing  Pinnacle and Synovus shareholders; customary regulatory approvals  Expected closing in Q1 2026  Refer to the End Notes for sources and footnoted information.  10  Key Transaction Highlights

 Totally Aligned to Compete and Win in the Market  Operating Model  Compensation Philosophy  Brand  Leadership  Geography  Plan Alignment  Takeaways  Entrepreneurial and Disciplined  Firmwide Alignment  Total Clarity  Team for the Next Decade  Anchored in the Two Capitals of the South            Aligned on a geographic operating model with empowered local leadership, including recruiting and client selection  Leveraging Synovus investments in LFI readiness (people, process, technology)  Specialty businesses to support geographic banking model  Deploying Pinnacle’s unique compensation model, ensuring total alignment across franchise  Corporate incentive plan based on revenue and EPS growth, two of the most highly correlated metrics with total shareholder return  Pinnacle brand recognized as best‐in‐class for commercial banking  45 combined Coalition Greenwich “Best Bank” awards in 2025  Kevin Blair (54) and Jamie Gregory (49) well‐positioned for long‐term success  Terry Turner and Rob McCabe to partner with the new management team  Best‐of‐breed approach for pro forma leadership; decisions already made on senior leadership team  Pinnacle will be the largest bank holding company headquartered in Georgia and the largest bank headquartered in Tennessee  Refer to the End Notes for sources and footnoted information.  10

 Pro Forma Branch Footprint  Deposit Market Share  Southeast Headquartered Regional Banks  Pro forma foo  population proj  to  tprint ected grow  ter  erage  Total Assets  SE Deposit Market Share  #  Bank  ($bn)  (%)  1  Truist  544  11.9  2  Regions  159  3.7  3  First Citizens  229  3.5  Pro Forma  116  3.2  4  First Horizon  82  2.0  5  Synovus  61  1.8  6  Pinnacle  55  1.4  7  SouthState  65  1.3  8  EverBank  42  1.0  9  Bank OZK  41  1.0  10  Cadence  50  0.9  11  United Community  28  0.8  12  Atlantic Union  37  0.8  13  Ameris  27  0.8  14  BankUnited  35  0.8  15  United Bankshares  33  0.8  Centered in America’s Best Growth Markets  2x fas  than national av  Synovus  Pinnacle  o the End Notes for sources and footnoted information.  Refer t  11

 12  Cumulative Growth in Adjusted EPS (2014 – 2024)  Refer to the End Notes for sources and footnoted information.  Track Record of Peer‐Leading EPS Growth  243%  196%  160%  113%  97%  89%  88%  69%  23%  22%  11%  Peer 1  Peer 2  Peer 3  Peer 4  Peer 5  Peer 6  Peer 7  Peer 8  Peer 9

 Shared Commitment Drives Success  Be the best place to work for the strongest, most client‐centric bankers in our footprint  70%  “Top Box” Work Environment Scores    Serve clients so well that they rave about what we do for them  75+  Greenwich  Net Promoter Score    Continue rewarding shareholders with outsized performance and value creation  Top‐Quartile Growth  in Revenue, EPS and TBVPS + Dividends    Energized Associates  Engaged Clients  Enriched Shareholders  How We Will Measure Success  13  Consistent With History  Our Shared Commitment

 Relentless Focus on Serving Clients in Our Markets  Commercial Real Estate Banking  Private Banking / Private Wealth Services  Retail Banking  Specialty Businesses  Specialty Commercial Lending  Treasury & Payment Solutions  Capital Markets  Mortgage  Wealth (Brokerage, Trust)  Commercial Sponsorship  Specialty Deposit Verticals  Rob McCabe (Chief Banking Officer)  Charlie Cl  Geo  ark  Comme  Georgia  Bryan Be  Tenness Kentuck  graphic Market  ee / y  an  rcial and Middle M  Chris Ab  Alabam  Leadership  a  ele  arket Banking  Rick Callic  nd  utt  Carolinas a Virginia  Scott Keit  North / Central Flo  rida  h  Mike Walker  South Florida  13

 15  We Have a Long Runway to Continue Taking Share …  Florida  Pro Forma Deposit Share in Our Top 15 Southeast MSAs  Carolinas Georgia Alabama  Tennessee  Pro Forma Deposit Share Rank #2 #1 #4  #3  #3  #4  #6  #5  #7  #2  #5  #12  #12  #23  #4  14.6%  14.8%  5.2%  6.0%  8.4%  7.5%  1.2%  0.6%  4.7%  3.1%  0.7%  15.8%  15.4%  11.4%  6.5%  12.1%  9.8%  7.0%  5.9%  2.8%  6.4%  0.4%  11.5%  8.2%  2.1%  1.6%  0.9%  Chattanooga  Nashville  Knoxville  Memphis  Greensboro  Charleston  Winston‐  Salem  Columbia  Charlotte  Atlanta  Huntsville  Birmingham  Tampa  Orlando  Miami  Combined Deposits ($bn):  $2.4 $12.8 $2.9  $2.3  $2.0  $2.1  $1.0  $1.6  $2.0  $12.2  $1.3  $3.7  $1.9  $1.1  $2.8  Refer to the End Notes for sources and footnoted information.

 16  $40  $50  … And Limited Overlap Creates a Low‐Risk Integration  >75%  nnacle  /  Nashville, TN  Chattanooga, TN  Percent of Pro Forma Deposits  Total Deposits in Pinnacle / Synovus Shared MSAs  Deposits in Shared MSAs ($mm)  MSA Synovus Pinnacle Pinnacle %  Total Deposits ($bn)  Shared MSAs  Pinnacle  Only  Shared MSAs  Synovus  Only  64%  36%  22%  $462 $19,708 98%  186 2,197 92%  3%  Pi  Subtotal  $648  $21,906  97%  25%  55%  lit  Charleston, SC  $1,009  $1,117  53%  2%  s Sp  Huntsville, AL  958  348  27%  1%  ovu  Myrtle Beach, SC  446  440  50%  1%  Syn  Greenville, SC  298  402  57%  1%  cle  Spartanburg, SC  165  117  42%  0%  inna  Hilton Head, SC  117  72  38%  0%  45%  P  Subtotal  $2,992  $2,497  45%  6%  Atlanta, GA  $14,856  $747  5%  17%  75%  ovus  Birmingham, AL  3,349  322  9%  4%  >  Syn  Jacksonville, FL  748  29  4%  1%  Subtotal  $18,953  $1,098  5%  22%  Refer to the End Notes for sources and footnoted information.

 17  #6  Customer Satisfaction  #6  Net Promoter Score  #2  People  #4  Net Promoter Score  Best Bank  Ease of Doing Business  Best Bank  Satisfaction with RMs  #1  Bank You Can Trust  #1  Overall Satisfaction  Best Bank  Trust  Best Bank  Overall Satisfaction  #1  Understanding Your Industry  #1  Satisfaction with RMs  Our Differentiated Client Focus Sets Us Apart  Refer to the End Notes for sources and footnoted information.

 18  COVID Surge  Q1’20 to Q1’22  This Client Focus Drives Peer‐Leading Deposit Growth  Average Year‐Over‐Year Core Deposit Growth  Rising Rates  Q1’22 to Q2’24  Current Period  Q2’24 to Q2’25  +850bps  +580bps  +600bps  25.6%  17.1%  2.2%  (3.6%)  Pro Forma  Peer Average  7.2%  1.2%  Pro Forma  Peer Average  Peer Average Pro Forma  Refer to the End Notes for sources and footnoted information.

 Earnings Projections  Consensus earnings estimates for Pinnacle and Synovus  Merger Costs  $675 million in pre‐tax merger expenses  Additional estimated $45 million of one‐time LFI costs  Synergies  $250 million of run‐rate net expense savings, or 10% of combined non‐interest expense  ‒ Includes estimated $285 million of gross run‐rate expense savings with an incremental $35 million of ongoing LFI non‐interest expense  Revenue synergies expected but not included in announced financial metrics  Loan Credit Mark  $(483) million gross loan credit mark or 1.1% of Synovus gross loans, in‐line with Synovus' existing ALL  Interest Rate & Fair Value Marks  $(1.8) billion of total pre‐tax net asset marks & AOCI accreted back through earnings  ‒ $(874) million pre‐tax loan mark  ‒ $(946) million pre‐tax AFS and HTM securities mark  ‒ $(4) million pre‐tax time deposits mark  $237 million pre‐tax write‐up of fixed assets (primarily branch related)  Identifiable Intangibles  Core deposit intangible of 2.4% of Synovus' total core deposits excluding jumbo CDs  $197 million wealth intangible  Capital  Pro forma common dividend targets ~20% dividend payout ratio (GAAP NI)  Limited AOCI post‐close  19  Summary Financial Assumptions  Refer to the End Notes for sources and footnoted information.

 2  High‐Conviction, No‐Regrets Expense Savings …  $250 million of run‐rate net expense savings; additional investments for LFI readiness ($35 million) netted against gross synergies ($285 million)  Limited front line impact and branch overlap  Only ~5% of combined workforce expected to be impacted  Synergies developed through a bottom‐up detailed review of staffing, technology and real estate needs  Conservative approach to cost savings; focus on preserving combined growth profile  Primarily leveraging Synovus' technology stack  0

 Commercial Banking  … Identified in a Comprehensive Mutual Diligence Process  Key Diligence Focus Areas  Specialty Businesses  Commercial Real Estate  Credit Underwriting  Legal  Risk Management  Technology and Operations  Regulatory and Compliance  Finance, Tax and Accounting  Human Resources  Credit Diligence Snapshot  In‐depth reciprocal credit diligence  Detailed review of policies to ensure compatibility across institutions  Combination of dedicated company resources and third‐ party support  Portfolios Covered  Commercial and Industrial  Commercial Real Estate  Multifamily  Construction and Land Development  Structured Lending  Life Insurance Finance  Asset‐Based Lending  Nonperforming Loans  Criticized and Classified  22

Enhanced Capital Generation Will Fuel Growth Engine

Ongoing commitment to conservative and disciplined capital management

9.8% pro forma CET1 at close

Attractive pro forma dividend policy

Target ~20% common dividend payout ratio

Strong capital generation fuels growth

$2.4bn generation (after dividends) in first 7 quarters after close



Pro Forma Annual Capital Generation
CET1 Ratio (%)
MRQ Peer Median CET1 incl. AOCI: 9.2%
Stated CET1
CET1 incl. AOCI
9.8%
9.6%
10.3%
10.1%
11.1%
11.0%
At Close
2026E
2027E
Excess Capital Over 9.2% CET1 incl. AOCI (Peer Median)
~$400mm
~$950mm
~$1,900mm

Refer to the End Notes for sources and footnoted information.

22

 We Will Deliver Top‐Quartile Performance  Refer to the End Notes for sources and footnoted information.  10.5  8.3  5.9  5.7  4.2  4.1  4.1  3.9  3.8  3.6  Pro Forma  Peer 1  Peer 2  Peer 3  Peer 4  Peer 5  Peer 6  Peer 7  Peer 8  Peer 9  47  56  58  59  61  Pro Forma  Peer 1  Peer 2  Peer 3  Peer 4  Peer 5  Peer 6  Peer 7  Peer 8  Peer 9  1.39 1.38  1.30  1.27  1.17  1.11 1.11 1.10  1.09  1.02  Peer 1  Pro Forma  Peer 2  Peer 3  Peer 4  Peer 5  Peer 6  Peer 7  Peer 8  Peer 9  18.0 18.0  17.6  17.5  17.2  16.3  15.9  14.9  14.4  13.7  Pro Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Forma  Revenue Growth (2025E – 2027E CAGR) (%)  ROAA (2027E) (%)  ROATCE (2027E) (%)  ’25E‐’27E  Expense CAGR (%)  6.4  3.3  Efficiency Ratio (2027E) (%)  3.1 3.3 3.2 2.5 4.1  56 56 57 58 58  3.3  3.5  3.2  22

 We Are Completely Aligned on Our Shared Vision …  Compelling Strategic and Financial Rationale  Execution‐Ready with Key Decisions Made  Highly compatible leadership and corporate cultures  Most economically vibrant footprint in the country  Financially compelling transaction with strong EPS accretion, achievable cost savings and reasonable TBV earnback  Further diversifies revenue mix while maintaining balance sheet and capital strength  Deep leadership team with LFI experience  Brand Name  Leadership  Operating model and core system Recruiting model and compensation structure  Holding company, bank headquarters and community commitments  22

 … To Create a Growth Champion for the Long Term  High‐Growth Markets  Winning Culture  Exceptional Client Service  Profitable Growth  Efficient Operating Model  4.6% Household Growth  Employer of Choice in our Markets  Top‐quartile revenue and net income growth with strong risk discipline  Trusted Partner to our Clients  Average Deposits per Branch of $202 million; 47% Efficiency Ratio (2027E)  Pro Forma Rank  Key Driver  #1  22  #1  #1  #1  #1

 Appendix  22

 27  Strategic Rationale  Concentrated in high‐growth and attractive core markets – the most economically vibrant footprint in regional banking  Foundational commitment to our legacy markets and our communities  • Excellent market positioning across a complementary branch network  Southeast  Commitment  • Committed to running a fortress bank in all respects  Safety and  • Deep leadership teams with significant large bank experience  Soundness • Further diversification of revenue mix while maintaining balance sheet and capital strength  Genuine scarcity value derived from status as a scaled, Southeast‐focused bank  Combined scale enhances ability to invest while driving top tier returns  Financially compelling deal with strategic merit: strong EPS accretion, achievable cost savings and a reasonable TBVPS earnback  Shareholder Returns  • Highly compatible leadership and corporate cultures  Opportunity to capitalize upon the core competencies of each organization, combining Pinnacle’s go‐to‐market strategy with Synovus’ sophisticated corporate infrastructure  Team and Culture  Unwavering focus on a seamless integration  Thoughtful approach to communication and coordination  Expanded geographic breadth; broader selection of products and services  Client Experience

 Pro Forma Loan and Deposit Composition  Loan Portfolio (Q2’25)  Deposit Base  (Q2’25)  Loans/Deposits  (Q2’25)  CRE  Commercial  Non‐Interest Bearing  Interest Bearing  Time Deposits  82%  87%  85%  Consumer  Yield on Loans:  6.26%  6.25%  6.25%  Residential  CRE  Residential  CRE  Residential  Non‐Interest Bearing  Interest Bearing  Time Deposits  Non‐Interest Bearing  Interest Bearing  Time Deposits  Cost of Deposits:  2.58%  2.22%  2.38%  Pro Forma  Commercial  Commercial  Consumer  Consumer  53%  32%  14%  2%  53%  28%  16%  3%  53%  30%  15%  2%  19%  72%  8%  22%  63%  13%  21%  68%  11%  Refer to the End Notes for sources and footnoted information.  28

 Earnings Projections  Consensus earnings estimates for Pinnacle and Synovus  Merger Costs  $675 million pre‐tax merger expenses with additional $45 million of one‐time LFI costs  Expected to be realized 50% at close and 50% in first 12 months post‐close  Synergies  Estimated $250 million of run‐rate net expense savings, or 10% of combined non‐interest expense  Includes estimated $285 million of gross run‐rate expense savings with an incremental $35 million of ongoing LFI non‐interest expense  Expected to be realized 50% in 2026, 75% in 2027 and 100% thereafter  Revenue synergies expected but not included in announced financial metrics  Loan Credit Mark  $(483) million gross loan credit mark or 1.1% of Synovus gross loans, in‐line with Synovus’ existing ALL  Assumes adoption of FASB proposed standard to eliminate CECL double count  Interest Rate & Fair Value Marks  $(673) million AOCI; accreted into earnings straight line over 8 years  $(52) million pre‐tax HTM securities mark; accreted into earnings straight line over 15 years  $(874) million pre‐tax loan mark; accreted into earnings over 10 years on sum‐of‐the‐years digits basis  $(4) million pre‐tax time deposits mark; amortized into earnings in year 1  $237 million pre‐tax write‐up of fixed assets; depreciated over the useful life of the assets  Identifiable Intangibles  Core deposit intangible of 2.4% of Synovus’ total core deposits excluding jumbo CDs; amortized into earnings over 10 years on sum‐of‐the‐years digits basis  $197 million wealth intangible; amortized into earnings straight line over 10 years  Refer to the End Notes for sources and footnoted information.  28  Detailed Financial Assumptions

Purchase Accounting Summary

Pinnacle Financial Partners | Synovus

Tangible Book Value Per Share Dilution

Tangible book value build to close	$mm	Shares	$ Per Share
Pinnacle common equity as of June 30, 2025	6,420		
(-) Goodwill and other intangibles	(1,868)		
Pinnacle tangible common equity as of June 30, 2025	4,552	78	58.68
(+) Three quarters of consensus earnings prior to close	487		
(-) Three quarters of common dividends	(56)		
(+) Amortization of existing intangibles	4		
(+) AOCI burn-off	72		
(+) Changes to share count	0	1	
Standalone Pinnacle tangible book value at close	**5,059**	**78**	**64.79**

Pro forma merger adjustments			
Standalone Pinnacle tangible book value at close	5,059	78	64.79
(+) Common equity issued as consideration	8,623	74	
(-) Goodwill & intangibles created	(4,411)		
(-) Merger expenses	(300)		
Pinnacle pro forma tangible book value at close	**8,972**	**152**	**58.90**

TBVPS Dilution to Pinnacle ($)	**(5.89)**
TBVPS Dilution to Pinnacle (%)	**(9)%**

Total Intangibles Created

Goodwill reconciliation	$mm
Merger consideration	8,623
(-) Synovus marked tangible common equity	(4,506)
Excess Purchase Price	**4,118**
(-) Core deposit intangible	(1,023)
(-) Wealth intangible	(197)
Remaining Excess Purchase Price	**2,898**
(+) DTL on intangibles	293
Goodwill	**3,191**
(+) Other intangibles	1,220
Goodwill and intangibles created	**4,411**

Refer to the End Notes for sources and footnoted information.

30

Pro Forma Earnings Per Share Accretion  Pro Forma 2027 Net Income and EPS  Net Income and Earnings Per Share  $mm  Pinnacle net income to common (consensus)  741  Synovus net income to common (consensus)  818  Pinnacle earnings per share (consensus)  9.59  After‐tax acquisition adjustments ‐ fully phased‐in  Cost savings  221  Intangible amortization  (146)  Accretable yield  198  Incremental LFI costs  (27)  Fixed asset mark depreciation  (12)  Other transaction adjustments  (21)  Pinnacle pro forma operating income (fully phased‐in)  1,772  Pro forma avg. diluted shares outstanding  152  Pro forma operating EPS (fully phased‐in)  11.63  EPS accretion (2027E operating fully phased‐in) ($)  2.04  EPS accretion (2027E operating fully phased‐in) (%)  21%  Refer to the End Notes for sources and footnoted information.  28

 End Notes  32  Peers listed include CFG, FITB, HBAN, KEY, MTB, PNC, RF, TFC and USB.  Page 6 – The Combination is Financially Compelling …  Scale figures represent a simple summation as of June 30, 2025 and exclude purchase accounting adjustments. EPS accretion and profitability metrics presented as of 2027E and include fully phased‐in cost savings. Reflects operating efficiency ratio including accretable yield.  Page 7 –… And Positioned to Deliver for Clients and Investors …  Source: S&P Capital IQ Pro, FDIC, J.D. Power and Coalition Greenwich. FDIC deposit data as of June 30, 2024 and capped at $5 billion per branch. EPS Growth and Revenue Growth reflect 2014‐2024 Adjusted EPS CAGR and 2014‐2024 Adjusted Total Revenue per share CAGR, respectively. Household growth reflects estimated 2025‐2030 (not annualized); growth rate reflects deposit‐weighted average based on MSA‐level deposits. Employee satisfaction reflects Glassdoor average employee satisfaction (out of 5 stars) as of June 27, 2025. J.D. Power rankings reflect U.S. Retail Banking Satisfaction Study. Reflects operating efficiency ratio including accretable yield.  Page 8 –… Building on Our Peer‐Leading Positioning  Source: FDIC, J.D. Power and S&P Capital IQ Pro. FDIC deposit data as of June 30, 2024 and capped at $5 billion per branch. Reflects Glassdoor average employee satisfaction rating (out of 5 stars). Reflects estimated 2025‐2030 (not annualized) household growth; growth rate reflects deposit‐weighted average based on MSA‐level deposits. Pro forma employee satisfaction and NPS figures blended based on 51.5% Pinnacle ownership and 48.5% Synovus ownership.  Page 9 – Key Transaction Highlights  Unaffected date as of July 21, 2025.  Page 10 – Totally Aligned to Compete and Win in the Market  Source: Coalition Greenwich.  Page 11 – Centered in America’s Best Growth Markets  Source: S&P Capital IQ Pro and FDIC. FDIC deposit data as of June 30, 2024. Total assets as of Q2’25A. Market share based on retail branches with pro forma ownership. Pro forma assets represent a simple summation as of June 30, 2025 and exclude purchase accounting adjustments.  Page 12 – Track Record of Peer‐Leading EPS Growth  Reflect publicly reported adjusted earnings per share figures.  Page 15 – We Have a Long Runway to Continue Taking Share …  Source: FDIC and S&P Capital IQ Pro. FDIC deposit data as of June 30, 2024. Top 15 MSAs by pro forma deposits where total market deposits exceed $10 billion and deposits are capped at $5 billion per branch. MSAs shown by state in descending order of pro forma deposit share. Excludes credit union deposits. Pro forma deposit share may not sum due to rounding.  Page 16 – … And Limited Overlap Creates a Low‐Risk Integration  Source: FDIC and S&P Capital IQ Pro. FDIC deposit data as of June 30, 2024. Deposits per branch are not capped. Shared MSAs are sorted by percent of pro forma franchise deposits from high to low within each category.

 End Notes (Continued)  32  Page 17 – Our Differentiated Client Focus Sets Us Apart  Source: J.D. Power and Coalition Greenwich. Greenwich: Pinnacle reflects 2025 rankings across Pinnacle’s eight state Southeastern footprint; Synovus reflects 2025 rankings in U.S. middle market banking. J.D. Power: Pinnacle and Synovus reflect 2025 rankings for top 50 U.S. banks.  Page 18 – This Client Focus Drives Peer‐Leading Deposit Growth  Source: S&P Capital IQ Pro. Reflects average YoY quarterly growth rates over each period. Peer figures are pro forma throughout the period if an M&A transaction was completed. Core deposits defined as non‐time deposits.  Page 19 – Summary Financial Assumptions  All figures are approximate. Pre‐tax AFS and HTM mark includes $343mm mark on AFS portfolio included in AOCI, $561mm mark on previously transferred HTM included in AOCI, $10mm write‐up of cash flow hedges included in AOCI and an incremental $52mm mark on the HTM portfolio.  Page 22 – Enhanced Capital Generation Will Fuel Growth Engine  Source: S&P Capital IQ Pro. Pro forma capital generation assumes no share repurchases through the projection period. Pro forma RWA growth in‐line with standalone consensus estimates. Peer median CET1 Ratio as of most recent quarter. At Close reflects pro forma capital as of March 31, 2026.  Page 23 – We Will Deliver Top‐Tier Performance  Source: S&P Capital IQ Pro. Estimate information as of July 21, 2025. Pro forma revenue growth represents combined standalone consensus revenue for both Pinnacle and Synovus. 2027E metrics include impacts of purchase accounting. Pro forma figures reflect fully‐phased cost savings. Reflects operating efficiency ratio including accretable yield.  Page 25 – … To Create a Growth Champion for the Long Term  Source: FDIC and S&P Capital IQ Pro. FDIC deposit data as of June 30, 2024 and capped at $5 billion per branch. Household growth reflects estimated 2025‐2030 (not annualized); growth rate reflects deposit‐weighted average based on MSA‐level deposits. Reflects operating efficiency ratio including accretable yield.  Page 28 – Pro Forma Loan and Deposit Composition  Represents a simple summation or calculation as of June 30, 2025 and excludes purchase accounting adjustments. Yields on loans and cost of deposits reflect Q2’25 average. Commercial includes C&I and Owner Occupied CRE. CRE includes Non‐Owner‐Occupied CRE, Construction and Development and Multifamily. Time deposits exclude public funds and brokered deposits.  Page 30 – Purchase Accounting Summary  Estimated financial impact is presented for illustrative purposes only. Pro forma date is subject to various assumptions and uncertainties.  Page 31 – Pro Forma Earnings per Share Accretion  Estimated financial impact is presented for illustrative purposes only. Other transaction adjustments includes earnings impact of future potential long‐term debt issuance and other transaction impacts. Pro forma date is subject to various assumptions and uncertainties.